SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the registrant  ☒

Filed by a party other than the registrant  ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement

☐	Definitive additional materials

☒	Soliciting material pursuant to §240.14a-12

LifeLock, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

On December 1, 2016, LifeLock, Inc. (the “Company”) distributed the following informational material to its employees by email and through the Company’s intranet:

Symantec Acquisition FAQ for LifeLock Employees

Below you will find answers to frequently asked questions regarding certain employee benefit matters in the merger. This is a general summary only; the actual terms of employee benefits are governed by the applicable benefit plans and awards and the terms of the merger agreement.

Q: What will happen to my role and when will I find out?

A: Nothing changes until the deal closes. Until the deal has received final regulatory approval and formally closes, LifeLock and Symantec will continue to operate as separate companies. Our leaders will work closely with Symantec to determine the integration of the two companies. Symantec has said that they are impressed with our teams and how our strong technology complements theirs and intend to find the best path to integrate our product and services.

Q: What are the plans for the California and Arizona offices?

A: Nothing changes until the deal closes. While we do not yet have details on the transition period post close, Symantec has shared their intention to ask the Mountain View team to join their campus in Mountain View. They have also shared their intention to continue the Arizona and San Diego locations.

Q: What will happen to my current employee equity awards?

A: Treatment of your equity awards differs depending on the type of award and whether it is vested or unvested:

-	Unvested Stock Options and RSUs. All unvested stock options and RSUs outstanding at closing will be converted into equivalent value and type of Symantec equity award at the closing of the merger (on equivalent terms). We are anticipating the closing to be in the first quarter of 2017. The number of shares under your Symantec options and RSUs and the exercise price of Symantec options will be set in a manner intended to preserve the “in-the-money” value of your LifeLock equity awards as of closing.

o	The number of shares under your LifeLock RSU or stock option will be adjusted into a number of Symantec RSUs or options (as applicable), using a formula based on the $24 per share deal price and Symantec’s trading price around closing.

o	The exercise price under your LifeLock stock option will also be adjusted using the same formula.

-	Vested Stock Options and RSUs. All vested stock options and RSUs outstanding at closing will be cashed out at $24 per share at closing (net of exercise price, for options).

-	Restricted Stock. All restricted stock will be cashed out at $24 per share, but the cash will not be paid unless and until all applicable vesting conditions are satisfied

-	No Change in Vesting; Acceleration Provisions Remain. The vesting schedule of your LifeLock equity awards will continue for the replacement RSUs and stock options and cash payments for restricted stock – vesting does not start over, it continues without interruption – and any acceleration provisions applicable to your equity awards will remain in effect

-	25% Acceleration for Termination Without Cause. All employees will have 25% “double trigger” accelerated vesting protection in connection with the merger, meaning if you are terminated without cause 12 months after a change of control, 25% of your remaining unvested equity awards will accelerate

Q: Will we have 2016 corporate bonus payouts in Q1 as usual?

A: We expect to pay our 2016 corporate bonus payments on March 3, 2017, but if the merger closes earlier, we expect to pay the bonus payments on or promptly following the close of the transaction

Q: What will happen to the ESPP?

A: The current, ongoing offering period will continue until the next scheduled exercise date, which is expected to occur on December 30, 2016, and shares will be purchased on the exercise date and issued to participants based on the terms of the ESPP. After shares are purchased, the current offering period will terminate.

-	No new offering periods will begin under the ESPP and no new participants will be permitted to join the ESPP who are not already participants in the ongoing offering period

-	No new increases in payroll contribution rates can be made on or after November 20, 2016

-	The ESPP will be terminated at closing

-	In the unlikely event that the closing occurs on or before the next scheduled exercise date, the current offering period will be shortened and shares will be purchased under the shortened offering period on the business day immediately before the closing

-	Any of your accrued payroll deductions that are not used to purchase shares will be returned to you

-	You will receive additional information about your ability to participate in Symantec’s ESPP around or after closing

Q: What will happen to my benefits?

A: We do not anticipate any immediate changes to the current health and welfare benefits (e.g., medical, dental, vision, life insurance, etc.) as a result of the transaction, until at least the closing of the transaction. Subject to the terms of the applicable benefit plans, your elections made in the open enrollment process for the new 2017 plan year will remain in effect, and your participation in the applicable benefit plans will continue (or begin) in the new plan year during the period before the transaction closes

We currently do not anticipate any changes to the 401(k) plan until closer to the date of the closing

Symantec has strong health and welfare benefits and are very mindful of the importance strong benefits.

Q: What happens if I have a visa issue that is pending?

A: For those of you on visas or have other immigration matters pending, we will continue with each of your cases, will keep you posted throughout the process and will do everything we can to make the transition as smooth as possible.

Additional Information and Where to Find It

In connection with the transaction, LifeLock, Inc. (“LifeLock”) will file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, LifeLock will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the transaction. INVESTORS AND SECURITY HOLDERS OF LIFELOCK ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT LIFELOCK WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT LIFELOCK AND THE TRANSACTION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the transaction (when they become available), and any other documents filed by LifeLock with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at LifeLock’s website (http://investor.lifelock.com) or by writing to LifeLock, Inc., Investor Relations, 60 East Rio Salado Parkway, Suite 400, Tempe, AZ 85281.

LifeLock and its directors and executive officers are participants in the solicitation of proxies from LifeLock’s stockholders with respect to the transaction. Information about LifeLock’s directors and executive officers and their ownership of LifeLock’s common stock is set forth in LifeLock’s proxy statement on Schedule 14A filed with the SEC on March 24, 2016. To the extent that holdings of LifeLock’s securities have changed since the amounts printed in LifeLock’s proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the identity of the participants, and their direct or indirect interests in the transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the transaction.

Forward-Looking Statements

This communication contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the proposed transaction and business combination between Symantec Corporation (together with its consolidated subsidiaries, “Symantec”) and LifeLock, Inc. (the “Company” or “LifeLock”), including statements regarding the benefits of the transaction and the anticipated timing of the transaction. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the common stock of the Company, (ii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the merger agreement by the stockholders of the Company and the receipt of certain governmental and regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the transaction on the Company’s business relationships, operating results, and business generally, (v) risks that the proposed transaction disrupts current plans and operations of the Company and potential difficulties in the Company’s employee retention as a result of the transaction, (vi) risks related to diverting management’s attention from the Company’s ongoing business operations, (vii) the outcome of any legal proceedings that may be instituted against the Company, its officers or directors related to the merger agreement or the transaction, (viii) the possibility that competing offers or acquisition proposals for the Company will be made; (ix) risks regarding the failure to obtain the necessary financing to complete the proposed transaction; (x) risks related to the equity and debt financing and related guarantee arrangements entered into in connection with the proposed transaction; and (xi) the ability of Symantec to implement its plans, forecasts, and other expectations with respect to the Company’s business after the completion of the proposed merger and realize additional opportunities for growth and innovation. In addition, please refer to the documents that the Company files with the SEC on Forms 10-K, 10-Q and 8-K. These filings identify and address other important risks and uncertainties that could cause events and results to differ materially from those contained in the forward-looking statements set forth in this communication. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.